ARRETE DATED 17 NOVEMBER 1998 AUTHORISING COMPLETEL SARL TO SET UP AND OPERATE A TELECOMMUNICATION NETWORK OPEN TO THE PUBLIC AND TO SUPPLY THE PUBLIC WITH THE TELEPHONE SERVICE.

The Secretary of state of industry,

Considering the International Telecommunications Union Convention, the International Telecommunications Regulation and the Radiocommunication Regulation;

Considering the Posts and Telecommunications Code, and especially articles L.33-1 and L.34-1;

Considering the Consumer Code;

Considering the law nDEG. 78-23 dated 10 January 1978 (as amended) relating to the protection and information of the consumers of products and services;

Considering the financial law (as amended) for 1987 (nDEG. 86-1317 dated 30 December 1986);

Considering the law nDEG. 90-1170 dated 29 December 1990 (as amended) relating to Telecommunications Regulation, and especially its article 28;

Considering the law nDEG. 91-646 dated 10 July 1991 relating to the secrecy of correspondence sent out by Telecommunications means;

Considering the Decree nDEG. 59-147 dated 7 January 1959 relating to the general defence organisation and its enforcement texts;

Considering the Decree nDEG. 86-1243 dated 1 December 1986 (as amended) relating to the freedom of prices and of competition;

Considering the Decree dated 3 February 1993 (as amended) relating to radio electric frequency allocation fees and relating to management fees due by the holders of authorisations delivered in application of articles L.33-1 and L.33-2 of the Posts and Telecommunications Code;

Considering the Decree nDEG. 96-1175 dated 27 December 1996 relating to standard clauses of specifications associated with the authorisations allocated in application of articles 33-1 and L.34-1;

Considering the Decree nDEG. 96-1224 dated 27 December 1996 relating to the fees due for the management expenses of the numbering national plan and its utilisation control;

Considering the Decree nDEG. 97-188 dated 3 March 1997 relating to the interconnection stated by article L.34-8 of the Posts and telecommunications Code;

Considering the Decree nDEG. 97-475 dated 13 May 1997 relating to the financing of the universal service in application of article 35-3 of the Posts and Telecommunications Code;

Considering CompleTel SARL's request dated 24 April 1998, located 44, rue Washington, Washington Plaza, 75408 Paris Cedex 08, and completed by its letters dated 2,9,12,23 and 24 June, 10 and 20 July, 24 and 31 August 1998;

Considering Completel SARL's letter dated 16 July 1998 responding to the Telecommunications Regulatory Authority's letter dated 9 July 1998;

Considering the decision nDEG. 98-659 of the Telecommunications Regulatory Authority dated 2 September 1998 relating to the instruction of the request for authorisation introduced by Completel SARL,

Decides

Article 1: CompleTel SARL is authorised to set up and operate a telecommunication network open to the public in the Ile-de-France, Rhone Alpes, Provence-Alpes-Cote d'Azur and Nord-Pas-de-Calais regions, as well as in the towns of Rouen, Bordeaux, Toulouse, Nantes, Strasbourg and Nancy, according to the terms stated in the specifications appended to the present order.

Article 2: CompleTel SARL is authorised to supply the public with the telephone service in the Ile-de-France, Rhone Alpes, Provence-Alpes-Cote d'Azur and Nord-Pas-de-Calais regions, as well as in the Meurthe-et-Moselle, Seine-Maritime, Bas-Rhin, Loire Atlantique, Gironde and Haute-Garonne departments, according to the terms stated in the specifications appended to the present order.

Article 3: The present authorisation is delivered for 15 years as from the date of publication of the present order. The terms of its renewal are defined in article L.33-1 of the Posts and Telecommunications Code.

Article 4: The present authorisation is linked to its holder and can't be transferred to a third party.

Article 5: The modifications of the share capital of the holder of the authorisation are to be communicated to the Telecommunications Regulatory Authority in order to check that such modifications are compatible with the terms of the authorisation.

Article 6: The present order and its appendix will be published in the French Official Journal.

Paris, 17 November 1998.

                                       /s/ Christian Pierret
                                       Christian Pierret